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                                                                    EXHIBIT 99.1

                      PRESS RELEASE DATED SEPTEMBER 7, 2000


        CKE RESTAURANTS, INC. ANNOUNCES PROMOTION OF ANDREW F. PUZDER TO
               PRESIDENT AND CEO AND RESIGNATION OF TOM THOMPSON

        ANAHEIM, Calif. -- September 7, 2000 -- CKE Restaurants, Inc. (NYSE:CKR) announced today that effective immediately Tom Thompson has resigned as president and chief executive officer. He will stay on in an advisory capacity, assisting in the transition, through the end of the Company's fiscal year, January 31, 2001.

        Andrew F. Puzder, president and chief executive officer of CKE's Hardee's Food Systems, Inc., will take on the additional title of president and chief executive officer of CKE Restaurants, Inc. Puzder's primary focus will remain on the Hardee's brand.


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Contact:

Analysts/Investors:  Loren Pannier
                     Senior Vice President, Investor Relations
                     (714) 778-7109

Media:               Suzi Brown
                     Director, Public Relations
                     (714) 490-3686